Note:	Redacted portions have been marked with *****. The redacted portions are subject to a request for confidential treatment that has been filed with the Securities and Exchange Commission.

Exhibit 10.21

EXECUTION COPY

INTERCOMPANY BRIDGE TERM LOAN AGREEMENT

This Agreement dated as of September 10, 2008 is entered into between Fresenius Kabi Pharmaceuticals Holding, Inc., a Delaware corporation (the “Borrower”), and Fresenius US Finance II, Inc., a Delaware corporation (the “Lender”), the Guarantors (as defined below) from time to time party hereto and Deutsche Bank AG, London Branch, in its capacity as collateral agent under the Intercompany Bridge Credit Documents (as defined below) (together with its successors and assigns in such capacity from time to time, the “Intercompany Bridge Collateral Agent”).

R E C I T A L S

WHEREAS, pursuant to a Borrower Joinder Agreement dated as of September 8, 2008, the Lender is party to the Bridge Credit Agreement, dated as of August 20, 2008, among Fresenius SE, the other borrowers and guarantors identified therein, Deutsche Bank AG, London Branch, as Administrative Agent, and the lenders party thereto (as amended, restated, varied, modified extended, renewed, replaced and/or supplemented from time to time, the “Bridge Credit Agreement”; capitalized terms used but not otherwise defined herein having the meanings set forth therein);

WHEREAS, pursuant to the Bridge Credit Agreement, the Lender will borrow a $1,300,000,000 Initial Loan on the date hereof, the proceeds of which shall be used pursuant to the Bridge Credit Agreement to make the loans hereunder to the Borrower in connection with the APP Acquisition on the Closing Date and for the payment of fees and expenses in connection therewith;

WHEREAS, pursuant to the Bridge Credit Agreement, the Initial Loans may be converted into Extended Loans on the Initial Maturity Date to the extent any Initial Loans remain outstanding on such date;

WHEREAS, upon the conversion of the Initial Loans into Extended Loans, each Lender under the Bridge Credit Agreement may request that the Lender hereunder issue Exchange Notes, which Exchange Notes would be issued from time to time under an Indenture (the “Exchange Note Indenture”);

WHEREAS, the Indebtedness of Lender under the Bridge Credit Agreement may be refinanced by notes, stock, debentures or debt securities issued after the date hereof (the “Refinancing Securities”); and

WHEREAS, pursuant to the Bridge Credit Agreement, the Borrower and the Lender shall enter into this Agreement, the amount, currency and other financial terms of which shall mirror those applicable to the Loans under the Bridge Credit Agreement or the Exchange Notes under the Exchange Note Indenture, as applicable;

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such other Person.

“Agreement” means this Agreement, as amended, restated, supplemented and/or otherwise modified from time to time.

“APP Acquisition” means the acquisition by the Borrower of APP Inc. and its Subsidiaries, by way of the merger of FKP with and into APP Inc. in accordance with the terms of the Agreement, dated as of July 6, 2008, by and among FSE, the Borrower and FKP, on the one hand, and APP Inc., on the other hand.

“APP Inc.” means APP Pharmaceuticals, Inc., a Delaware corporation.

“Bridge Credit Agreement” has the meaning set forth in the recitals to this Agreement.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in New York and, if such day relates to any Loan denominated in Euro, “Business Day” means a TARGET Day.

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement.

“Capped Amount” has the meaning set forth in Section 4.06 of this Agreement.

“Contribution Share” has the meaning set forth in Section 4.06 of this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote ten percent (10%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Dollars” and “$” means the lawful currency of the United States of America.

“Event of Default” has the meaning set forth in Section 5.01 of this Agreement.

“Excess Amount” has the meaning set forth in Section 4.06 of this Agreement.

“Extended Loan Maturity Date” means the date that is seven years from the date hereof.

“FKP” means Fresenius Kabi Pharmaceuticals, LLC, a Delaware limited liability company and an indirect wholly-owned Subsidiary of FSE.

“French Security” has the meaning set forth in Section 6.03 of this Agreement.

“FSE” means Fresenius SE, a societas europaea organized under the laws of Germany.

“German Security” has the meaning set forth in Section 6.03 of this Agreement.

“Guaranteed Obligations” means all Obligations of the Borrower in respect of the Intercompany Bridge Loans and all obligations of the Borrower in respect of the New Finco 2 Back-to-Back Swap Contracts.

“Guarantors” means

(A) Fresenius Kabi AG; and

(B) each of APP Inc., APP Pharmaceuticals, LLC and each Subsidiary from time to time of the Borower which is not a “controlled foreign corporation” (within the meaning of Section 957 of the Internal Revenue Code), but excluding any such other Subsidiary (not already a Guarantor) which (i) has total assets (including stock or other investment property), as reasonably determined by FSE, with an aggregate fair market value (upon its incorporation or acquisition) of less than €25 million, or (ii) generates less than €5 million of Consolidated EBITDA (as calculated pursuant to the Bridge Credit Agreement) for any period of four successive fiscal quarters.

“Indemnified Liabilities” has the meaning set forth in Section 7.05 of this Agreement.

“Initial Maturity Date” means the date that is one year from the date hereof.

“Intercompany Bridge Collateral” means a collective reference to the “collateral” that is identified in and at any time covered by, the Intercompany Bridge Credit Documents.

“Intercompany Bridge Collateral Agent” has the meaning set forth in the introductory paragraph of this Agreement.

“Intercompany Bridge Collateral Documents” means all security agreements, mortgages, pledge agreements and other security documents from time to time entered into to secure obligations in respect of the Intercompany Bridge Loans and the New Finco 2 Back-to-Back Swap Contracts.

“Intercompany Bridge Credit Documents” means this Agreement, the New Finco 2 Back-to-Back Swap Contracts, if any, and each note, security agreement, deed of trust, mortgage, guarantee and other document delivered to the Lender providing for, guaranteeing or evidencing any other Guaranteed Obligation, and any other document or instrument executed or delivered at any time in connection with the Guaranteed Obligations, as the same may be amended, restated, modified and/or otherwise supplemented from time to time in accordance with the terms hereof, thereof and the Bridge Credit Agreement.

“Intercompany Bridge Credit Party” means the Borrower and each of its Subsidiaries and Affiliates, if any, from time to time executing an Intercompany Bridge Credit Document, and “Intercompany Bridge Credit Parties” means all such Persons, collectively.

“Intercompany Bridge Creditor” means, at any relevant time, the holders of Obligations at such time, including, without limitation, the Lender.

“Intercompany Bridge Loans” means, collectively, Intercompany Initial Bridge Loans, Intercompany Extended Bridge Loans, or Intercompany Exchange Note Loans, as applicable, made to the Borrower pursuant to Section 2.01 hereof.

“Intercompany Initial Bridge Loans” has the meaning set forth in Section 2.01(a) of this Agreement.

“Intercompany Exchange Note Loans” has the meaning set forth in Section 2.01(c) of this Agreement.

“Intercompany Extended Bridge Loans” has the meaning set forth in Section 2.01(b) of this Agreement.

“Intercreditor Agreement” means the intercreditor agreement, dated as of September 10, 2008, among FSE, the Credit Parties, the Intercompany Loan Credit Parties, the Administrative Agent on behalf of the Lenders, the Intercompany Bridge Collateral Agent, the Senior Collateral Agent, the Intercompany Primary Collateral Agent, and any other parties identified therein.

“Interest Payment Date” means, (i) with respect to each Intercompany Initial Bridge Loan and Intercompany Extended Bridge Loan, the last Business Day of each Interest Period of such loan, and (ii) with respect to each Intercompany Exchange Note Loan, the interest payment date under the corresponding Exchange Notes.

“Interest Period” means, (i) with respect to Intercompany Initial Bridge Loan borrowings, the interest periods applicable to the Initial Loan borrowings, at such time as determined pursuant to the Bridge Credit Agreement, and (ii) with respect to Intercompany Extended Bridge Loan borrowings, the interest periods applicable to the Extended Loan borrowings, at such time as determined pursuant to the Bridge Credit Agreement.

“Interest Rate” means, (i) with respect to Intercompany Initial Bridge Loan borrowings, the interest rate applicable to the corresponding Initial Loan borrowings determined pursuant to the Bridge Credit Agreement, plus the Margin, (ii) with respect to Intercompany Extended Bridge Loan borrowings, the interest rate applicable to the corresponding Extended Loan borrowings determined pursuant to the Bridge Credit Agreement, plus the Margin, and (iii) with respect to Intercompany Exchange Note Loans, the interest rate applicable to the corresponding Exchange Notes determined pursuant to the Exchange Note Indenture, plus the Margin.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

“Lender” has the meaning as set forth in the introductory paragraph of this Agreement.

“Lien” means any mortgage, pledge, hypothecation, assignment, security transfer, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, and any financing lease having substantially the same economic effect as any of the foregoing.

“Margin” means *****% per annum; or such other amount as may be agreed between the Lender and the Borrower in writing on or before October 10, 2008, and from time to time thereafter with respect to any Interest Period.

“Obligations” means all obligations of every nature of the Borrower and any other Intercompany Bridge Credit Parties from time to time owed to the Lender under the Intercompany Bridge Credit Documents, whether for principal, interest, fees, expenses, indemnification or otherwise and whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Intercompany Bridge Credit Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement (or equivalent comparable constitutive documents with respect to any non-U.S. jurisdiction); and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

“Ratable Share” has the meaning set forth in Section 4.06 of this Agreement.

“Register” has the meaning set forth in Section 7.06(b) of this Agreement.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares or securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means (i) until such time as TARGET is permanently closed down and ceases operations, any day on which both TARGET and TARGET2 are open for the settlement of payments in Euro; and (ii) following such time as TARGET is permanently closed down and ceases operations, any day on which TARGET2 is open for the settlement of payments in Euro.

“Taxes” has the meaning set forth in Section 2.08 of this Agreement.

SECTION 1.02. Other Definitional Provisions. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

ARTICLE II

THE LOANS

SECTION 2.01. The Intercompany Bridge Loans.

(a) On the date hereof, the Lender agrees on the terms and conditions hereinafter set forth to make to the Borrower a term loan in a single advance in Dollars, in an aggregate principal amount equal to $1,300,000,000 (the “Intercompany Initial Bridge Loans”).

(b) On the Initial Maturity Date, if any Initial Loans made under the Bridge Credit Agreement are converted into Extended Loans pursuant to the terms of the Bridge Credit Agreement, the Intercompany Initial Bridge Loans relating thereto shall be automatically converted into extended loans, the amount, currency and other financial terms of which shall mirror those applicable to the corresponding Extended Loans (the “Intercompany Extended Bridge Loans”).

(c) On or after the Initial Maturity Date, to the extent any Extended Loans are converted into Exchange Notes in accordance with the terms of the Bridge Credit Agreement, the Intercompany Extended Bridge Loans relating thereto shall be automatically converted into loans, the amount, currency and other financial terms of which shall mirror those applicable to the corresponding Exchange Notes (the “Intercompany Exchange Note Loans”).

(d) Amounts repaid on the Intercompany Bridge Loans may not be reborrowed.

SECTION 2.02. Repayment.

(a) Repayments for Intercompany Bridge Loans. The principal amount of the Intercompany Initial Bridge Loans shall be payable on the Initial Maturity Date, unless replaced or refinanced by other types of Intercompany Bridge Loans. The principal amount of any Intercompany Extended Bridge Loan shall be payable on the Extended Loan Maturity Date. The principal amount of any Intercompany Exchange Note Loans shall be payable on the maturity date of the corresponding Exchange Notes.

(b) Optional Prepayment. The Borrower may at its option pay the Intercompany Bridge Loans, in whole or in part, without premium or penalty, at any time and from time to time; provided that no prepayments of the Intercompany Bridge Loans shall be permitted at any time if, as a result thereof (and after giving effect to any concurrent repayment of the Initial Loans, Extended Loans or Exchange Notes, as the case may be), (x) the aggregate outstanding principal amount of the Intercompany Initial Bridge Loans would be less than the aggregate outstanding principal amount of the Initial Loans under the Bridge Credit Agreement, (y) the aggregate outstanding principal amount of the Intercompany Extended Bridge Loans would be less than the aggregate outstanding principal amount of the Extended Loans under the Bridge Credit Agreement or (z) the aggregate outstanding principal amount of the Intercompany Exchange Note Loans would be less than the aggregate outstanding principal amount of the Exchange Notes under the Exchange Note Indenture. Optional prepayments shall be applied to the Intercompany Bridge Loans as the Borrower may direct.

(c) Mandatory Prepayments. Subject to the proviso below, the Borrower (i) shall pay the Intercompany Bridge Loans at any time that the Lender makes a voluntary prepayment of the Loans pursuant to Sections 2.06(a), (b) or (c) of the Bridge Credit Agreement or a mandatory prepayment of the Loans pursuant to Section 2.06(e) of the Bridge Credit Agreement, in each case in an amount equal to the principal amount of such prepayment made pursuant to the Bridge Credit Agreement; provided, that, if at the time of any mandatory prepayment required pursuant to this Section, the Lender provides notice to the Administrative Agent under the Bridge Credit Agreement that the Lender has sufficient funds to make such prepayment under the Bridge Credit Agreement without a prepayment being made hereunder, then no such mandatory prepayment shall be required hereunder.

SECTION 2.03. Interest Rate.

(a) Each Intercompany Initial Bridge Loan and each Intercompany Extended Bridge Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at the relevant Interest Rate. The Interest Period and Interest Rate in effect from time to time shall be notified by the Lender to the Borrower from time to time.

(b) Each Intercompany Exchange Note Loan shall bear interest on the outstanding principal amount thereof at the relevant Interest Rate, payable on the same interest payment date as the corresponding Exchange Note, as applicable. The Interest Rate in effect from time to time shall be notified by the Lender to the Borrower from time to time upon request.

SECTION 2.04. Payment of Interest. Interest with respect to each Intercompany Bridge Loan borrowing shall be payable in arrears on each Interest Payment Date for such Intercompany Bridge Loan borrowing; provided, that, any past due interest and any interest accruing after the acceleration of the Intercompany Bridge Loans shall be payable on demand.

SECTION 2.05. Computation of Interest and Fees. Interest in respect of the Intercompany Initial Bridge Loans and Intercompany Extended Bridge Loans shall be calculated on the basis of a 360 day year for the actual days elapsed, and in respect of the Intercompany Exchange Note Loans shall be calculated on the basis of a 360-day year comprising of 12 30-day months.

SECTION 2.06. Payments. The Borrower shall make each payment of principal, interest and fees hereunder, without setoff or counterclaim, not later than 11:00 A.M., New York time, on the day when due in lawful money of the United States of America in the case of Intercompany Bridge Loans denominated in Dollars, and in lawful money of the applicable jurisdiction in the case of Intercompany Bridge Loans denominated in other currencies, in each case in immediately available funds to the Lender to the account of the Lender designated from time to time or to such other account as the Lender may otherwise direct.

SECTION 2.07. Payment on Non-Business Days. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

SECTION 2.08. Taxes. (a) All payments under this Agreement shall be made free and clear of, and without deduction for, any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all interests, penalties or other liabilities with respect thereto, imposed by any Governmental Authority (“Taxes”). If any Laws require the withholding or deduction of any such Taxes from or in respect of any sum payable under this Agreement, (i) the sum due from or payable by the Borrower shall be increased as necessary so that after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2.08), the Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made, (ii) the Borrower shall make such withholdings or deductions, (iii) the Borrower shall pay the full amount withheld or deducted to the relevant Governmental Authority or other authority in accordance with applicable Laws, and (iv) within thirty days after the date of such payment, the Borrower making either a withholding or tax deduction or a payment required in connection with a withholding or tax deduction shall furnish to the Lender a certified copy of a receipt evidencing payment hereof, or other reasonable proof thereof.

(b) To the extent the Lender shall be required to pay any additional amounts to any Lenders (as defined in the Bridge Credit Agreement) under Section 3 of the Bridge Credit Agreement, the Borrower shall pay to and indemnify the Lender for the full amount of any such payments, promptly upon demand therefor.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Borrower and each Guarantor represents and warrants as follows:

(a) as of the date hereof, prior to the effectiveness of the APP Acquisition, it is a corporation, partnership, limited liability company or other entity duly organized or formed, validly existing and in good standing (to the extent such concept exists in the applicable jurisdiction and except to the extent that the failure to be in good standing could not reasonably be expected to have a material adverse effect on its ability to perform its obligations under the Intercompany Bridge Credit Documents) under the laws of the jurisdiction of its incorporation or organization and has the authority under its Organization Documents to own and operate its properties, to transact the business in which it is now engaged and to execute and deliver this Agreement;

(b) this Agreement constitutes the duly authorized, legally valid and binding obligation of the Borrower and each Guarantor, enforceable against the Borrower and each Guarantor in accordance with its terms;

(c) all consents and grants of approval required to have been granted by any Person in connection with the execution, delivery and performance of this Agreement have been granted;

(d) the execution, delivery and performance by the Borrower and each Guarantor of this Agreement do not and will not violate any law, governmental rule or regulation, court order or agreement to which it is subject or by which its properties are bound, any material contractual obligation by which the Borrower or any Guarantor is bound or the charter documents or bylaws of Borrower or any Guarantor;

(e) the proceeds of the Intercompany Bridge Loans shall be used by Borrower in connection with the APP Acquisition on the Closing Date and for the payment of fees and expenses in connection therewith. No proceeds will be used for purposes which result in a contravention of Law or any other Intercompany Bridge Credit Document; and

(f) the Guarantors party hereto constitute the Required Intercompany Loan Guarantors (as defined in the Bridge Credit Agreement) required to be party hereto pursuant to Section 7.12(b) of the Bridge Credit Agreement.

ARTICLE IV

GUARANTY

SECTION 4.01. The Guaranty. (a) For so long as any Intercompany Bridge Loan remains outstanding, each of the Guarantors hereby jointly and severally guarantees to the Lender as hereinafter provided and as primary obligor and not as surety, the prompt payment of all Guaranteed Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof. The Guarantors hereby further agree that if any of the Guaranteed Obligations in respect of which they have given this guaranty are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the relevant Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the relevant Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(b) Notwithstanding any provision to the contrary contained herein or in any other of the Intercompany Bridge Credit Documents or other agreements or documents relating to the Guaranteed Obligations, the obligations of each Guarantor under this Agreement and the other Intercompany Bridge Credit Documents shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under any Debtor Relief Law or any comparable provisions of any applicable law (it being understood that it is the intention of the parties to this Agreement and the parties to any guarantee under the New Finco 1 Intercompany Term Loan Agreement and the Luxco Intercompany Revolving Loan Facility that, to the maximum extent permitted under applicable laws, if any reduction is required to the amount guaranteed by any Guarantor hereunder and with respect to the New Finco 1 Intercompany Term Loan Agreement and the Luxco Intercompany Revolving Loan Facility that its guarantee of amounts owing in respect of this Agreement shall first be reduced before any reduction of the amounts guaranteed by any Guarantor hereunder pursuant to its guarantee under the New Finco 1 Intercompany Term Loan Agreement and the Luxco Intercompany Revolving Loan Agreement).

SECTION 4.02. Obligations Unconditional. The obligations of the Guarantors as described and as limited under Section 4.01 are joint and several, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Intercompany Bridge Credit Documents or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 4.02 that the obligations of the Guarantors shall be absolute, irrevocable and unconditional under any and all circumstances. Each Guarantor agrees that such Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor for amounts paid under this Article IV until such time as the Guaranteed Obligations have been irrevocably paid in full. Without limiting the generality of the foregoing, it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Guarantor, which shall remain absolute and unconditional as described above:

(a) at any time or from time to time, without notice to any Guarantor, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(b) any of the acts mentioned in any of the provisions of any of the Intercompany Bridge Credit Documents, or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to in the Intercompany Bridge Credit Documents shall be done or omitted;

(c) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented or amended in any respect, or any right under any of the Intercompany Bridge Credit Documents, or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to in the Intercompany Bridge Credit Documents or the New Finco 2 Back-to-Back Swap Contracts shall be waived or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with;

(d) any Lien granted to, or in favor of, the Lender as security for any of the Guaranteed Obligations shall fail to attach or be perfected; or

(e) any of the Guaranteed Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Guarantor).

With respect to its Guaranteed Obligations, each Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against any Person under any of the Intercompany Bridge Credit Documents, or other documents relating to the Guaranteed Obligations, or any other agreement or instrument referred to in the Intercompany Bridge Credit Documents, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations.

SECTION 4.03. Reinstatement. The obligations of the Guarantors under this Article IV shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings pursuant to any Debtor Relief Laws or otherwise, and each Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including fees and expenses of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law.

SECTION 4.04. Certain Waivers. Each Guarantor agrees that such Guarantor shall have no right of recourse to security for the Guaranteed Obligations, except through the exercise of rights of subrogation pursuant to Section 4.02 and through the exercise of rights of contribution pursuant to Section 4.06. Each Guarantor further expressly waives any right to require that any action be brought against the Borrowers or any other Intercompany Bridge Credit Party or to require recourse to security.

SECTION 4.05. Remedies. The Guarantors agree that, to the fullest extent permitted by law, as between the Guarantors, on the one hand, and the Lender, on the other hand, the Guaranteed Obligations may be declared to be forthwith due and payable as provided in Article V (and shall be deemed to have become automatically due and payable in the circumstances provided in said Article V) for purposes of Section 4.01 notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Guaranteed Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Guaranteed Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors for purposes of Section 4.01.

SECTION 4.06. Rights of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment (as defined below), such Guarantor shall have a right of contribution from each other Guarantor of the respective Guaranteed Obligations in an amount equal to such other Guarantor’s Contribution Share (as defined below) of such Excess Payment; provided that such other Guarantor shall not be obligated to contribute an amount in excess of the amount that could at that point in time be claimed from such other Guarantor under Section 4.01(a) above after giving effect to Section 4.01(b), (the “Capped Amount”), and that its payment under this Section 4.06 and any payment under Section 4.01 made at the same time shall in aggregate not exceed the Capped Amount. The payment obligations of any Guarantor under this Section 4.06 shall be subordinate and subject in right of payment to the Guaranteed Obligations until such time as all Obligations have been paid in full, and none of the Guarantors shall exercise any right or remedy under this Section 4.06 against any other Guarantor until such Obligations have been paid in full. For purposes of this Section 4.06, (a) “Excess Payment” shall mean the amount paid by any Guarantor in excess of its Ratable Share of any Guaranteed Obligations; (b) “Ratable Share” shall mean, for any Guarantor in respect of any payment of Guaranteed Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guaranteed Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all Guarantors of the respective Guaranteed Obligations exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Intercompany Bridge Credit Parties hereunder) of such Guarantors; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guaranteed Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment; and (c) “Contribution Share” shall mean, for any Guarantor (of the respective Guaranteed Obligations) in respect of any Excess Payment made in respect of such Guaranteed Obligations by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Guarantors of the respective Guaranteed Obligations other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Intercompany Bridge Credit Parties hereunder) of the Guarantors of the respective Guaranteed Obligations other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment. This Section 4.06 shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Law against the Borrowers in respect of any payment of Guaranteed Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor is relieved of its obligations in accordance with Section 4.09.

SECTION 4.07. Guaranty of Payment; Continuing Guaranty. Each guaranty in this Article IV is a guaranty of payment and not of collection, is a continuing guaranty, and shall apply to all Guaranteed Obligations of the respective Guarantor whenever arising.

SECTION 4.08. Joinder of Additional Guarantors. The Borrower shall give prompt notice to the Intercompany Bridge Collateral Agent of the formation, acquisition (or other receipt of interests) or existence of any Person which is required to be a Guarantor hereunder (pursuant to the definition thereof) which is not at such time party to this Agreement or a Guarantor, and shall cause any such Person to become a Guarantor by execution and delivery of an appropriate joinder agreement with respect to the guarantees provided pursuant to this Agreement and appropriate joinder agreement to the Intercreditor Agreement, or such other documents as the Intercompany Bridge Collateral Agent may deem appropriate, within 45 days (or such longer period as the Intercompany Bridge Collateral Agent may agree) of the formation, acquisition or existence thereof, together with such organizational documents, resolutions, opinions of counsel and such other documents as the Intercompany Bridge Collateral Agent may reasonably request in connection therewith, all in form, content and scope reasonably satisfactory to the Intercompany Bridge Collateral Agent.

SECTION 4.09. Release of Guarantors. In the event that all of the Capital Stock of one or more Guarantors is sold or otherwise disposed of or dissolved or liquidated in compliance with the requirements of, or as permitted by, this Agreement and the Bridge Credit Agreement (or such sale, other disposition or dissolution or liquidation has been approved in writing by the requisite Lenders under the Bridge Credit Agreement (as determined in accordance with Section 11.01 of the Bridge Credit Agreement) and the proceeds of such sale, disposition or liquidation are applied in accordance with the provisions of Section 2.02(d), to the extent applicable, such Guarantor shall, upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to a member of the Consolidated Group), be released from the guaranty in this Article IV automatically and without further action and such guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 4.09).

ARTICLE V

EVENTS OF DEFAULT

SECTION 5.01. Events of Default. If any of the following events (“Events of Default”) shall occur and be continuing:

(a) The Borrower shall fail to pay any installment of the principal when due, or shall fail to pay any installment of interest or other amount payable hereunder within three (3) Business Days of the date when due; or

(b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

(c) For so long as any Loans are outstanding under the Bridge Loan Agreement, any Affiliate of the Borrower shall (i) fail to pay any principal of, or premium or interest on, the loans made under the Bridge Credit Agreement, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such debt, or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under any agreement or instrument relating to any debt under the Bridge Credit Agreement, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified therein;

(d) For so long as any Exchange Notes are outstanding, any Affiliate of the Borrower shall (i) fail to pay any principal of, or premium or interest on, the Exchange Notes, when due (whether by scheduled maturity, acceleration or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the Exchange Note Indenture or the Exchange Notes, or (ii) fail to perform or observe any term, covenant or condition on its part to be performed or observed under the Exchange Note Indenture or the Exchange Notes, when required to be performed or observed, and such failure shall continue after the applicable grace period, if any, specified therein; or

(e) (i) The Borrower or any Guarantor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Borrower or any Guarantor or any of their respective Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any Guarantor or any of their respective Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of sixty (60) days; or

THEN, (x) upon the occurrence of any Event of Default described in clause (d) above, all Intercompany Bridge Loans with accrued interest thereon, and all other Obligations under this Agreement and the other Intercompany Bridge Credit Documents shall automatically become due and payable; and (y) upon the occurrence of any other Event of Default, the Lender may, by notice to the Borrower, declare the Intercompany Bridge Loans, with accrued interest thereon, and all other Obligations under this Agreement, and the other Intercompany Bridge Credit Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable; provided that for so long as the Bridge Credit Agreement is in effect, the Lender may not send such a notice to the Borrower unless and until the maturity of the loans made under the Bridge Credit Agreement shall have been accelerated and the commitments thereunder shall have been terminated, and; provided further, upon any acceleration of the maturity of the loans under the Bridge Credit Agreement or the Exchange Note Indenture, the Intercompany Bridge Loans, with accrued interest thereon, and all other obligations under this Agreement and the other Intercompany Bridge Credit Documents shall automatically and without notice of any kind become immediately due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE VI

COLLATERAL AGENT

SECTION 6.01. Appointment. The Intercompany Bridge Creditors by their acceptance of the benefits of this Agreement and the other Intercompany Bridge Credit Documents hereby irrevocably designate Deutsche Bank Trust AG, London Branch (and any successor Intercompany Bridge Collateral Agent) to act as specified herein and therein. Each Intercompany Bridge Creditor hereby irrevocable authorizes, and each holder of any Obligation by the acceptance of such Obligation and by the acceptance of the benefits of this Agreement and the other Intercompany Bridge Credit Documents shall be deemed irrevocably to authorize, the Intercompany Bridge Collateral Agent to take such action on its behalf under the provisions of this Agreement, the other Intercompany Bridge Credit Documents, the Intercreditor Agreement and any instruments and agreements referred to therein and to exercise such powers and to perform such duties thereunder as are specifically delegated to or required of the Intercompany Bridge Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Intercompany Bridge Collateral Agent may perform any of its duties hereunder or thereunder by or through its authorized officers, directors, employees, agents, sub-agents or affiliates and the Intercompany Bridge Collateral Agent may authorize and appoint any such agents or sub-agents to perform any of its duties hereunder or thereunder, including, without limitation, to take or hold possession of all or any portion of the Intercompany Bridge Collateral. The Lender agrees that any proceeds received by it as a result of enforcement under any of the Intercompany Bridge Collateral Documents shall be first applied to payment of any and all fees, indemnities, expenses and other amounts (other than principal and interest, but including all reasonable fees, expenses and disbursements, of any law firm or other external counsel payable under Section 7.04 of this Agreement) payable to the Intercompany Bridge Collateral Agent, in its capacity as such.

SECTION 6.02. Appointment of Intercompany Bridge Collateral Agent for Purposes of the German Security. (a) For the purposes of any security interest created under the Intercompany Bridge Collateral Documents which are governed by German law (“German Security”) the specific provisions set out in this Section 6.02 shall prevail. With respect to German Security constituted by accessory (akzessorische) security interests created by way of pledge or other accessory instruments, the Intercompany Bridge Collateral Agent shall administer and, as the case may be, enforce or release such German Security in the name of and for and on behalf of the Intercompany Bridge Creditors and for the account of the Intercompany Bridge Creditors.

(b) For the purposes of performing its rights and obligations as Intercompany Bridge Collateral Agent under any accessory (akzessorische) German Security, each Intercompany Bridge Creditor hereby authorizes the Intercompany Bridge Collateral Agent to act as its agent (Stellvertreter), and releases the Intercompany Bridge Collateral Agent from the restrictions imposed by Section 181 German Civil Code (Bürgerliches Gesetzbuch). At the request of the Intercompany Bridge Collateral Agent, each Intercompany Bridge Creditor shall provide the Intercompany Bridge Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf. Each Intercompany Bridge Creditor hereby ratifies and approves all acts previously done by the Intercompany Bridge Collateral Agent on such Intercompany Bridge Creditor’s behalf. The Intercompany Bridge Collateral Agent accepts its appointment as administrator of the German Security on the terms and subject to the conditions set out in this Agreement and the Intercompany Bridge Creditors, the Intercompany Bridge Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Intercompany Bridge Creditor shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto. Each Intercompany Bridge Creditor hereby instructs the Intercompany Bridge Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any German Security on behalf of such Intercompany Bridge Creditor. The Intercompany Bridge Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security.

SECTION 6.03. Appointment of Intercompany Bridge Collateral Agent for Purposes of the French Security. (a) For the purposes of any security interest created under the Intercompany Bridge Collateral Documents which are governed by French law (“French Security”) the specific provisions set out in this Section 6.03 shall prevail. Each Intercompany Bridge Creditor as “mandant” under French law: (i) hereby irrevocably appoints the Intercompany Bridge Collateral Agent to act as its agent (“mandataire” under French law) under and in connection with the French Security; and

(ii) irrevocably authorizes the Intercompany Bridge Collateral Agent to execute for and on its behalf the French Security and to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the French Security, together with any other rights, powers and discretions which are incidental thereto and to give a good discharge for any moneys payable under the French Security.

(b) The Intercompany Bridge Collateral Agent will act solely as agent for the other Intercompany Bridge Creditors in carrying out its functions as agent under the French Security.

(c) The relationship between the Intercompany Bridge Creditors on the one hand and the Intercompany Bridge Collateral Agent on the other is that of principal (“mandant” under French law) and agent (“mandataire” under French law) only. The Intercompany Bridge Collateral Agent shall not have, nor be deemed to have, assumed any trust or fiduciary relationship with, any party to this Agreement. Any obligation of the Intercompany Bridge Collateral Agent to the Intercompany Bridge Creditors under this Agreement or under the French Security shall be deemed to be incorporated in this clause, where reference is made to the French Security.

(d) Notwithstanding Section 7.07 of this Agreement, the provision of this clause and the other provisions of this Agreement which are deemed to be incorporated herein, shall be governed by, and construed in accordance with, French law. Notwithstanding Section 7.09, any dispute arising out of this clause shall be submitted to the Tribunal de Commerce de Paris.

(e) The Intercompany Bridge Creditors, the Intercompany Bridge Collateral Agent and the other parties hereto which are also party to the French Security irrevocably acknowledge that the existence and extent of the Intercompany Bridge Collateral Agent’s authority resulting from this clause and the effects of the Intercompany Bridge Collateral Agent’s exercise of this authority shall be governed by French law.

SECTION 6.04. Nature of Duties. (a) The Intercompany Bridge Collateral Agent shall have no duties or responsibilities except those expressly set forth herein, in the other Intercompany Bridge Credit Documents and in the Intercreditor Agreement. The duties of the Intercompany Bridge Collateral Agent shall be mechanical and administrative in nature; the Intercompany Bridge Collateral Agent shall not have by reason of this Agreement, or any other Intercompany Bridge Credit Document a fiduciary relationship in respect of any Intercompany Bridge Creditor; and nothing in this Agreement or any other Intercompany Bridge Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Intercompany Bridge Collateral Agent any obligations in respect of the Intercompany Bridge Credit Documents except as expressly set forth herein and therein.

(b) The Intercompany Bridge Collateral Agent shall not be responsible for insuring the Intercompany Bridge Collateral or for the payment of taxes, charges or assessments or discharging of Liens upon the collateral or otherwise as to the maintenance of the Intercompany Bridge Collateral. The Intercompany Bridge Collateral Agent shall have the right to withhold any taxes it deems appropriate under any applicable law, including but not limited to required withholding in the absence of proper tax documentation, and shall remit such taxes to the appropriate authorities.

(c) The Intercompany Bridge Collateral Agent shall not be required to ascertain or inquire as to the performance by any Intercompany Bridge Credit Party of any of the covenants or agreements contained in this Agreement or any other Intercompany Bridge Credit Document.

(d) The Intercompany Bridge Collateral Agent shall be under no obligation or duty to take any action under, or with respect to, this Agreement, any other Intercompany Bridge Credit Document or the Intercreditor Agreement if taking such action (i) would subject the Intercompany Bridge Collateral Agent to a tax in any jurisdiction where it is not then subject to a tax or (ii) would subject the Intercompany Bridge Collateral Agent to additional taxes beyond what it would have been subject to in its ordinary course of business or (iii) would require the Intercompany Bridge Collateral Agent to qualify to do business, or obtain any license, in any jurisdiction where it is not then so qualified or licensed or (iv) would subject the Intercompany Bridge Collateral Agent to in personam jurisdiction in any locations where it is not then so subject.

(e) Notwithstanding any other provision of this Article VI, neither the Intercompany Bridge Collateral Agent nor any of its officers, directors, employees, affiliates or agents shall, in its individual capacity, be personally liable for any action taken or omitted to be taken by it in accordance with, or pursuant to, this Agreement, any other Intercompany Bridge Credit Document or the Intercreditor Agreement except for its own gross negligence or willful misconduct (as determined in a final, non-appealable decision by a court of competent jurisdiction).

(f) The Intercompany Bridge Collateral Agent shall be released by each Intercompany Bridge Creditor from the restrictions of Section 181 of the German Civil Code (BGB, Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible for such Intercompany Bridge Creditor. An Intercompany Bridge Creditor which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Intercompany Bridge Collateral Agent accordingly.

(g) The Intercompany Bridge Collateral Agent shall be released from its duties hereunder upon the release of all of the Intercompany Bridge Collateral.

SECTION 6.05. Lack of Reliance on the Intercompany Bridge Collateral Agent. The Intercompany Bridge Collateral Agent shall not be responsible in any manner whatsoever to any Intercompany Bridge Creditor for the correctness of any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or the Intercompany Bridge Credit Documents or the security interests granted under the Intercompany Bridge Collateral Documents or the financial condition of any Intercompany Bridge Credit Party or any Subsidiary of any Intercompany Bridge Credit Party or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Intercompany Bridge Credit Document, or the financial condition of any Intercompany Bridge Credit Party or any Subsidiary of any Intercompany Bridge Credit Party, or the existence or possible existence of any default or event of default. The Intercompany Bridge Collateral Agent makes no representations as to the value or condition of the Intercompany Bridge Collateral or any part thereof, or as to the title of any Intercompany Bridge Credit Party thereto or as to the security afforded by any Intercompany Bridge Collateral Document.

SECTION 6.06. Certain Rights of the Intercompany Bridge Collateral Agent. (a) No Intercompany Bridge Creditor shall have the right to cause the Intercompany Bridge Collateral Agent to take any action with respect to the Intercompany Bridge Collateral, with only the Intercompany Bridge Creditors having the right to direct the Intercompany Bridge Collateral Agent to take any such action. If the Intercompany Bridge Collateral Agent shall request instructions from the Intercompany Bridge Creditors, with respect to any act or action (including failure to act) in connection with any Intercompany Bridge Credit Document, the Intercompany Bridge Collateral Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received instructions from the Intercompany Bridge Creditors and to the extent requested, appropriate indemnification in respect of actions to be taken, and the Intercompany Bridge Collateral Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Intercompany Bridge Creditor shall have any right of action whatsoever against the Intercompany Bridge Collateral Agent as a result of the Intercompany Bridge Collateral Agent acting or refraining from acting hereunder in accordance with the instructions of the Intercompany Bridge Creditors.

(b) Notwithstanding anything to the contrary contained herein, the Intercompany Bridge Collateral Agent is authorized, but not obligated, (i) to take any action reasonably required to perfect or continue the perfection of the liens on the Intercompany Bridge Collateral for the benefit of the Intercompany Bridge Creditors and (ii) when instructions from the Intercompany Bridge Creditors have been requested by the Intercompany Bridge Collateral Agent but have not yet been received, to take any action which the Intercompany Bridge Collateral Agent, in good faith, believes to be reasonably required to promote and protect the interests of the Intercompany Bridge Creditors in the Intercompany Bridge Collateral; provided that once instructions have been received, the actions of the Intercompany Bridge Collateral Agent shall be governed thereby and the Intercompany Bridge Collateral Agent shall not take any further action which would be contrary thereto.

(c) Notwithstanding anything to the contrary contained herein, the Intercompany Bridge Collateral Agent shall not be required to take any action that exposes or, in the good faith judgment of the Intercompany Bridge Collateral Agent may expose, the Intercompany Bridge Collateral Agent or its officers, directors, agents or employees to personal liability, unless the Intercompany Bridge Collateral Agent shall be adequately indemnified as provided herein, or that is, or in the good faith judgment of the Intercompany Bridge Collateral Agent may be, contrary to this Agreement, any other Intercompany Bridge Credit Document, the Intercreditor Agreement or applicable law.

SECTION 6.07. Reliance. The Intercompany Bridge Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telescopes message, cablegram, radiogram, order or other document or telephone message signed, sent or made by the proper person or entity, and, with respect to all legal matters pertaining hereto or to this Agreement, any other Intercompany Bridge Credit Document or the Intercreditor Agreement or its duties hereunder and thereunder, upon advice of counsel selected by it.

SECTION 6.08. Indemnification. To the extent the Intercompany Bridge Collateral Agent is not reimbursed and indemnified by the relevant Intercompany Bridge Credit Party under any Intercompany Bridge Credit Document, the Intercompany Bridge Creditors will reimburse and indemnify the Intercompany Bridge Collateral Agent, in proportion to their respective outstanding principal amounts of the Obligations, for and against any and all liabilities, obligations, Taxes, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Intercompany Bridge Collateral Agent in performing its duties hereunder, or in any way relating to or arising out of its actions as Intercompany Bridge Collateral Agent in respect of any Intercompany Bridge Credit Document and/or the Intercreditor Agreement except to the extent resulting solely from the Intercompany Bridge Collateral Agent’s own gross negligence or willful misconduct (as determined in a final, non-appealable decision by a court of competent jurisdiction). The indemnities set forth in this Section 6.08 shall survive the repayment of all Guaranteed Obligations, with the respective indemnification at such time to be based upon the outstanding principal amounts (determined as described above) of Guaranteed Obligations at the time of the respective occurrence upon which the claim against the Intercompany Bridge Collateral Agent is based or, if same is not reasonably determinable, based upon the outstanding principal amounts (determined as described above) of Guaranteed Obligations as in effect immediately prior to the termination of the respective Intercompany Bridge Credit Document.

SECTION 6.09. The Intercompany Bridge Collateral Agent in its Individual Capacity. With respect to its obligations as Intercompany Bridge Collateral Agent under the Intercompany Bridge Loan Agreement and any other Intercompany Bridge Credit Document to which the Intercompany Bridge Collateral Agent is a party, and is to act as agent under one or more of such documents, the Intercompany Bridge Collateral Agent shall have the rights and powers specified therein and herein, and may exercise the same rights and powers as though it were not performing the duties specified herein. The Intercompany Bridge Collateral Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with any Intercompany Bridge Credit Party or any Affiliate or Subsidiary of any Intercompany Bridge Credit Party as if it were not performing the duties specified herein or in the other Intercompany Bridge Credit Document, and may accept fees and other consideration from any Intercompany Bridge Credit Party for services in connection with, the Intercompany Bridge Credit Document, the Intercreditor Agreement and otherwise without having to account for the same to the Intercompany Bridge Creditor.

SECTION 6.10. Resignation by the Intercompany Bridge Collateral Agent. (a) The Intercompany Bridge Collateral Agent may resign from the performance of all of its functions and duties hereunder and under the other Intercompany Bridge Credit Document at any time by giving 20 Business Days’ prior or written notice to FSE and the Intercompany Bridge Creditors. Such resignation shall take effect upon the appointment of a successor Intercompany Bridge Collateral Agent pursuant to clause (b) or (c) below.

(b) If a successor Intercompany Bridge Collateral Agent shall not have been appointed within said 20 Business Day period by the Intercompany Bridge Creditors, the Intercompany Bridge Collateral Agent, with the consent of FSE, which consent shall not be unreasonably withheld or delayed (provided that FSE’s consent shall not be required if an Event of Default under the Bridge Credit Agreement then exists) and the Required Lenders under the Bridge Credit Agreement, shall then appoint a successor Intercompany Bridge Collateral Agent who shall serve as Intercompany Bridge Collateral Agent hereunder or thereunder until such time, if any, as the Intercompany Bridge Creditors (with the consent of the Required Lenders under the Bridge Credit Agreement) appoint a successor Intercompany Bridge Collateral Agent as provided above.

(c) If no successor Intercompany Bridge Collateral Agent has been appointed pursuant to clause (b) above by the 45th Business Day after the date such notice of resignation was given by the Intercompany Bridge Collateral Agent, the Intercompany Bridge Collateral Agent’s resignation shall become effective and the Intercompany Bridge Creditors shall thereafter perform all the duties of the Intercompany Bridge Collateral Agent hereunder and/or under any other Intercompany Bridge Credit Documents until such time, if any, as the Intercompany Bridge Creditors appoint a successor Intercompany Bridge Collateral Agent as provided above; provided that the Intercompany Bridge Collateral Agent will continue to hold the Intercompany Bridge Collateral held by it pursuant to this Agreement and the other Intercompany Bridge Credit Documents for the benefit of the Intercompany Bridge Creditors in accordance with the terms hereof and thereof until such time as a successor Intercompany Bridge Collateral Agent is appointed by the Intercompany Bridge Creditors as provided above.

(d) Upon a resignation of the Intercompany Bridge Collateral Agent pursuant to this Section 6.09, the Intercompany Bridge Collateral Agent shall remain indemnified to the extent provided in this Article VI and the other Intercompany Bridge Credit Documents and the provisions of this Article VI (and the analogous provisions of the other Intercompany Bridge Credit Documents) shall continue in effect for the benefit of the Intercompany Bridge Collateral Agent for all of its actions and inactions while serving as Intercompany Bridge Collateral Agent.

SECTION 6.11. Release of Swedish law security. Notwithstanding any other provisions in this Agreement, the Bridge Credit Agreement, any other New Finco 2 Intercompany Bridge Loan Documents, or any other Bridge Credit Documents, the release of any security over assets, rights or shares created by an Intercompany Bridge Credit Document governed by Swedish law will (unless the proceeds of the disposal of the asset secured or charged are applied in prepayment of amounts outstanding under the Bridge Credit Agreement) always be subject to the prior written consent of the Intercompany Bridge Collateral Agent, such consent to be granted at the Intercompany Bridge Collateral Agent’s sole discretion. In exercising such discretion the Intercompany Bridge Collateral Agent shall in good faith have regard to Section 8.05 of the Bridge Credit Agreement but shall not be under any obligation to give any consent.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Amendments, Etc. No amendment or waiver of any provision of the Intercompany Bridge Credit Documents nor consent to any departure by any Intercompany Bridge Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and, for so long as the Bridge Credit Agreement is in effect, shall not be prohibited thereby, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, unless also signed by the Intercompany Bridge Collateral Agent, no such amendment or waiver shall affect the rights or duties of the Intercompany Bridge Collateral Agent under this Agreement or any other Intercompany Bridge Credit Document. For the avoidance of doubt, the parties hereto agree that upon the release of all of the Intercompany Bridge Collateral, no such amendment or waiver shall require the consent of the Intercompany Bridge Collateral Agent except to the extent relating to the surviving indemnification obligations.

SECTION 7.02. Notices, Etc. Except as otherwise set forth in this Agreement, all notices and other communications provided for hereunder shall be in writing (including by facsimile or other electronic transmission) and mailed, faxed or delivered, if to the Borrower, at its address, facsimile number or electronic mail address set forth on the signature page hereof; and if to the Lender, at its address, facsimile number or electronic mail address set forth on the signature page hereof; or, as to each party, at such other address, facsimile number or electronic mail address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective when deposited in the mail, sent by facsimile or, in the case of electronic mail, when delivered, except that notices and communications to the Lender pursuant to Article II shall not be effective until received by the Lender.

SECTION 7.03. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any of the Intercompany Bridge Credit Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any of the Intercompany Bridge Credit Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 7.04. Costs and Expenses. The Borrower agrees to pay on demand all costs and expenses of the Lender and the Intercompany Bridge Collateral Agent (including attorney’s fees and the reasonable estimate of the allocated cost of in-house counsel and staff) in connection with the preparation, amendment, modification, enforcement (including, without limitation, in appellate, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings) or restructuring of the Intercompany Bridge Credit Documents.

SECTION 7.05. Indemnity. Whether or not the transactions contemplated hereby shall be consummated, the Borrower agrees to indemnify, pay and hold the Lender and the Intercompany Bridge Collateral Agent, and the shareholders, officers, directors, employees and agents of the Lender and the Intercompany Bridge Collateral Agent, harmless from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not any of the foregoing Persons is a party to any litigation), including, without limitation, reasonable attorneys’ fees and costs (including, without limitation, the reasonable estimate of the allocated cost of in-house legal counsel and staff) and costs of investigation, document production, attendance at a deposition, or other discovery, with respect to or arising out of this Agreement or the Intercompany Bridge Credit Documents or any use of proceeds hereunder, or any claim, demand, action or cause of action being asserted against the Lender or any of its Subsidiaries or the Intercompany Bridge Collateral Agent (collectively, the “Indemnified Liabilities”), provided that the Borrower shall have no obligation hereunder with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of any such Persons. If any claim is made, or any action, suit or proceeding is brought, against any Person indemnified pursuant to this Section, the indemnified Person shall notify the Borrower of such claim or of the commencement of such action, suit or proceeding, and the Borrower will assume the defense of such action, suit or proceeding, employing counsel selected by the Borrower and reasonably satisfactory to the indemnified Person, and pay the fees and expenses of such counsel. This covenant shall survive termination of this Agreement.

SECTION 7.06. Assignments and Participations.

(a) The Lender may sell, assign, transfer, negotiate or grant participations to any other member of the Consolidated Group in all or part of the obligations of the Borrower outstanding under the Intercompany Bridge Credit Documents, provided that for so long as the Bridge Credit Agreement or the Exchange Note Indenture is in effect, any such sale, assignment, transfer, negotiation or participation shall not be prohibited by, or give rise to a Default or an Event of Default under, the Bridge Credit Agreement or the Exchange Note Indenture and shall be in compliance with the applicable federal and state securities laws; and provided, further, that any assignee or transferee agrees to be bound by the terms and conditions of this Agreement. The Lender may, in connection with any actual or proposed assignment or participation, disclose to the actual or proposed assignee or participant, any information relating to the Borrower or any of its Subsidiaries.

(b) The Lender shall maintain at its office a register for the recordation of assignment and assumption made in accordance with the terms hereunder, the names and addresses of the Lenders and the principal amount of the Intercompany Bridge Loans owing to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Intercompany Bridge Collateral Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender (solely with respect to its own positions), at any reasonable time and from time to time upon reasonable prior notice.

SECTION 7.07. Effectiveness; Binding Effect; Governing Law. This Agreement shall become effective when it shall have been executed by the Borrower, the Lender and thereafter shall be binding upon and inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS CHOICE OF LAW PRINCIPLES WHICH WOULD RESULT IN THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION.

SECTION 7.08. Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER INTERCOMPANY BRIDGE CREDIT DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED.

SECTION 7.09. Consent to Jurisdiction; Venue. All judicial proceedings brought against the Borrower with respect to this Agreement and the Intercompany Bridge Credit Documents may be brought in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement, the Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The Borrower irrevocably waives any right it may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Section.

SECTION 7.10. Entire Agreement. This Agreement and the other Intercompany Bridge Credit Documents embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 7.11. Separability of Provisions; Headings. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. Section headings in this Agreement are included for convenience of reference only and shall not be given any substantive effect.

SECTION 7.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7.13. Effectiveness of Facsimile Documents and Signatures. Intercompany Bridge Credit Documents may be transmitted and/or signed by facsimile or other electronic transmission. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Intercompany Bridge Credit Parties, the Lender and the Intercompany Bridge Collateral Agent. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile or other electronic document or signature.

SECTION 7.14. INTERCREDITOR AGREEMENT; ETC. Until the Intercompany Bridge Collateral is released as contemplated by Section 7.15 hereof:

(a) THE LENDER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT, ON AND AFTER THE CLOSING DATE, IT SHALL BE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE INTERCREDITOR AGREEMENT.

(b) THE LENDER AUTHORIZES AND INSTRUCTS THE INTERCOMPANY BRIDGE COLLATERAL AGENT TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT AND THE VARIOUS INTERCOMPANY BRIDGE COLLATERAL DOCUMENTS.

(c) THE LENDER HEREBY AUTHORIZES AND INSTRUCTS THE INTERCOMPANY BRIDGE COLLATERAL AGENT TO EXECUTE AND DELIVER THE INTERCREDITOR AGREEMENT AND THE VARIOUS INTERCOMPANY BRIDGE COLLATERAL DOCUMENTS, IN EACH CASE IN FORMS REASONABLY SATISFACTORY TO THEM AND AGREES (BY ITS EXECUTION HEREOF (OR BY BECOMING A LENDER BY ASSIGNMENT HEREUNDER) AND BY ACCEPTING THE BENEFITS OF THE INTERCREDITOR AGREEMENT AND THE INTERCOMPANY BRIDGE CREDIT DOCUMENTS) TO BE LEGALLY BOUND BY THE TERMS THEREOF.

(d) THE PROVISIONS OF THIS SECTION 7.14 ARE NOT INTENDED TO SUMMARIZE THE RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT OR ANY INTERCOMPANY BRIDGE COLLATERAL DOCUMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT AND THE VARIOUS INTERCOMPANY BRIDGE COLLATERAL DOCUMENTS TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. THE LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE VARIOUS INTERCOMPANY BRIDGE COLLATERAL DOCUMENTS AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO THE LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT OR ANY INTERCOMPANY BRIDGE COLLATERAL DOCUMENT.

SECTION 7.15. Refinancing Securities. In the event that all or part of the Obligations under and as defined in the Bridge Credit Agreement are refinanced by the issuance of Refinancing Securities, the parties hereto may amend and restate this Agreement and/or enter into one or more other intercompany loan agreements to reflect such refinancing and provide for intercompany loans with amount, currency and other financial terms that shall mirror those of the Refinancing Securities and any outstanding Obligations under the Bridge Credit Agreement, respectively; provided, that, any such intercompany loans with respect to the Refinancing Securities shall not be secured or guaranteed, and security interests granted pursuant to the Intercompany Bridge Collateral Documents and guaranties made hereunder shall be terminated or modified in connection therewith with respect to any intercompany loans made in respect of such Refinancing Securities; provided, that if any Loans remain outstanding under the Bridge Credit Agreement or Exchange Notes remain outstanding under the Exchange Note Indenture after giving effect to the incurrence of such Refinancing Securities (and the application of proceeds therefrom), the terms of any such amendment and restatement shall be required to be reasonably satisfactory to the Intercompany Bridge Collateral Agent and shall not change the terms of this Agreement as they relate to any Intercompany Bridge Loans made or outstanding in respect of Loans under the Bridge Credit Agreement or Exchange Notes under the Exchange Note Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:

FRESENIUS KABI PHARMACEUTICALS HOLDING, INC.

By:	/s/ Thomas H. Silberg
Name: Thomas H. Silberg
Title: President

Address:
c/o Fresenius SE, Else-Kroener-Str. 1
61352 Bad Homburg v.d.H.,
Germany

Attention: Dr. Karl-Dieter Schwab

LENDER:

FRESENIUS US FINANCE II, INC.,

By:	/s/ Thomas H. Silberg
Name: Thomas H. Silberg
Title: President

Address:
c/o Fresenius SE, Else-Kroener-Str. 1
61352 Bad Homburg v.d.H.,
Germany

Attention: Dr. Karl-Dieter Schwab

FRESENIUS KABI AG

___________________________________________

By:	/s/ Gerrit Steen
Name: Gerrit Steen
Title: Member of Management Board

By:	/s/ Jürgen Lauterbach
Name: Jürgen Lauterbach
Title: Authorized Signatory

Address:
c/o Fresenius SE, Else-Kroener-Str. 1
61352 Bad Homburg v.d.H.,
Germany

Attention: Dr. Karl-Dieter Schwab

DEUTSCHE BANK AG, LONDON BRANCH, in its capacity as Intercompany Bridge Collateral Agent

By:	/s/ Signature Illegible
Name:
Title:

By:	/s/ Signature Illegible
Name:
Title:

Address:
Winchester House, 1 Great Winchester Street
London EC2N 2DB

Attention: ____________________